                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BROWN-FORMAN CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           BROWN-FORMAN CORPORATION
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      [LOGO OF BROWN-FORMAN CORPORATION]

                   P.O. BOX 1080  LOUISVILLE, KENTUCKY 40201



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of its Class A Common Stock IN THE BROWN-FORMAN CONFERENCE CENTER AT THE CORPORATE OFFICES, 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY, AT 10:00 A.M., LOUISVILLE TIME (EDT), ON JULY 27, 1995, to elect a board of nine directors to hold office until the next annual stockholders' meeting (or until their successors are duly elected and qualified), to adopt the Brown-Forman Omnibus Compensation Plan, and to transact such other business as may properly come before the meeting.

Only holders of shares of Class A Common Stock of record on the Corporation's books at the close of business June 19, 1995, may vote at the meeting. The stock transfer books will not be closed.

All Class A stockholders are asked to be represented at the meeting either in person or by proxy. IF YOU CANNOT ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. ONLY CLASS A STOCKHOLDERS ARE ENTITLED TO VOTE AT THE MEETING; PROXIES ARE NOT SOLICITED FROM CLASS B STOCKHOLDERS.

A copy of the Corporation's Annual Report for the fiscal year ended April 30, 1995, is enclosed.


Louisville, Kentucky                   By Order of the Board of Directors
July 3, 1995                           Michael B. Crutcher
                                       Secretary

                               TABLE OF CONTENTS

PROXY STATEMENT..........................................................   1
  Purpose................................................................   1
  Voting Securities......................................................   1
  Voting Rights..........................................................   1

ELECTION OF DIRECTORS....................................................   1
  Certain Standing Committees............................................   2
  Directors' Meetings....................................................   3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   3
  Voting Security Ownership of Certain Beneficial Owners.................   3
  Equity Security Ownership of Management................................   4

EXECUTIVE COMPENSATION...................................................   5
  COMPENSATION COMMITTEE REPORT..........................................   5
    Compensation Policies for Executive Officers.........................   5
    The Most Senior Officers.............................................   5
    Executives Other Than the Most Senior Officers.......................   6
    Chairman's Compensation Agreement....................................   6
    Compliance with Tax Law Limits on Deductibility of Compensation......   6
    Committee Support of the Omnibus Compensation Plan...................   6
    Conclusion...........................................................   6
  SUMMARY COMPENSATION TABLE.............................................   7
  RESTRICTED STOCK PLAN: SHARES AWARDED, VESTED, AND OUTSTANDING.........   8
  STOCK APPRECIATION RIGHTS ("SAR's") VESTED DURING FISCAL 1995
   AND YEAR-END VALUE TABLE AS OF APRIL 30, 1995.........................   9
  PLAN DESCRIPTIONS......................................................   9
    Retirement Plans.....................................................   9
    Savings Plan.........................................................  10
    Flexible Reimbursement Plan..........................................  11
    Management Incentive Compensation Plan...............................  11
    Restricted Stock Plan................................................  11
    Stock Appreciation Rights Plan.......................................  12
  DIRECTOR COMPENSATION..................................................  12

APPROVAL OF BROWN-FORMAN OMNIBUS COMPENSATION PLAN.......................  12
  PAY PHILOSOPHY.........................................................  13
  EFFECT OF SHAREHOLDER APPROVAL.........................................  13
  PURPOSES AND FUNCTION OF THE OMNIBUS PLAN..............................  14
  SUMMARY  DESCRIPTION OF THE OMNIBUS PLAN...............................  14
  ESTIMATE OF BENEFITS...................................................  16

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
 BROWN-FORMAN CORPORATION, S&P 500 INDEX, AND PEER GROUPS................  17

TRANSACTIONS WITH MANAGEMENT.............................................  17

APPOINTMENT OF INDEPENDENT ACCOUNTANTS...................................  18

OTHER PROPOSED ACTION....................................................  18

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING............................  18

APPENDIX: BROWN-FORMAN OMNIBUS COMPENSATION PLAN

                            BROWN-FORMAN CORPORATION
                 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210

                                PROXY STATEMENT

PURPOSE. The Board of Directors (the "Board") of Brown-Forman Corporation (the "Corporation") is sending you this proxy statement in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on July 27, 1995, in the Brown-Forman Conference Center at the corporate offices, 850 Dixie Highway, Louisville, Kentucky, at 10:00 A.M., Louisville time
(EDT). THE ENCLOSED PROXY RELATING TO THE MEETING IS SOLICITED ON BEHALF OF THE BOARD; THE CORPORATION WILL PAY ALL SOLICITATION COSTS. Beginning on or about July 3, 1995, the Corporation will solicit proxies by mail. After that, employees may solicit proxies by mail, phone, fax, or in person, but without extra compensation. The Corporation may reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy materials to their principals.

VOTING SECURITIES. The Corporation's Certificate of Incorporation provides that holders of shares of Class A Common Stock have the exclusive power to elect directors and to vote on other questions, except as provided by Delaware law.
As of the record date, June 19, 1995, the Corporation had 28,988,091 shares of $.15 par value Class A Common Stock outstanding.

VOTING RIGHTS. Only holders of shares of the Corporation's Class A Common Stock of record on its books at the close of business on June 19, 1995, may vote at the meeting. If you were a stockholder as of the June 19 record date, you are entitled to one vote for each share standing of record in your name. You may vote your shares either in person or by duly authorized proxy. Giving a proxy will not affect your right to vote your shares if you attend the meeting and desire to vote in person. You may revoke a proxy at any time before it is voted, but only if the Corporation's Secretary gets written notice of your revocation before it is voted. All shares represented by effective proxies on the enclosed form received by the Corporation will be voted at the meeting (or any adjourned meeting) in accordance with the proxies' terms.

The affirmative vote of the holders of a majority of the number of shares represented at the meeting is required to elect directors, to approve the Brown-Forman Omnibus Compensation Plan described below (the "Omnibus Plan"), and to approve any other matters brought to a vote at the meeting. Shares voted as "abstaining" from a vote on a matter will be treated as present for determining the number of shares present, but will have the effect of shares withheld from a director or as shares voted against the Omnibus Plan, as the case may be. If a broker holding your shares in "street" name indicates to the Corporation on a proxy card that he or she lacks discretionary authority to vote your shares, the Corporation will not consider your shares as present or entitled to vote for any purpose.

                             ELECTION OF DIRECTORS

John S. Speed, who has served as a director since 1976, will not be seeking reelection to the Board because he will reach retirement age this year.
Donald G. Calder, a partner in the private investment firm of G.L. Ohrstrom & Co., has agreed to stand for election to fill the seat left vacant by Mr. Speed, keeping the number of directors at nine. At the Annual Meeting, all nine directors are to be elected, each to hold office until the next annual election of directors, or until a successor has been elected and qualified. The persons named as proxies will vote the enclosed proxy FOR the election of nominees listed below, unless you direct them on the proxy to withhold such vote. If, before the meeting, any nominee becomes unable to serve, then the persons named as proxies will vote the proxy for a substitute (unless otherwise directed).

The nominees for directors of the Corporation, their respective ages as of April 30, 1995, the years in which they began their service as directors, their business experience, and other directorships they currently hold are as follows:

GEO. GARVIN BROWN III/1/, age 51, director since 1971.  Chairman of
  Transportation Technology International, Inc. since 1988.

OWSLEY BROWN II/1/, age 52, director since 1971. President of the Corporation since 1987; Chief Executive Officer of the Corporation since July, 1993. Other directorships include LG&E Energy Corp.; Louisville Gas and Electric Company; NACCO Industries, Inc.; and Hilliard Lyons Trust Company.

W.L. LYONS BROWN, JR./1/, age 58, director since 1964. Chairman of the Board of the Corporation since July, 1993; Chairman and Chief Executive Officer of the Corporation from May, 1983, until July, 1993. Other directorships include Pennzoil Company, Westvaco Corporation, and Bessemer Holdings, L.P.

DONALD G. CALDER, age 57, nominee for director position being vacated by John S.
  Speed. Partner, G.L. Ohrstrom & Co., a private investment firm, since 1970. Director and Vice President of Roper Industries, Inc. since 1981, Treasurer of Roper Industries from 1991 to 1993, and a director of Ropex Corporation, the former holding company for Roper Industries, from 1981 until 1992. Other directorships include Carlisle Companies Incorporated, Central Securities Corporation, and Harrow Industries, Inc.

OWSLEY BROWN FRAZIER/1/, age 59, director since 1964.  Vice Chairman of the
  Corporation since 1983. Other directorships include Banc One Kentucky Corporation; Liberty National Bank and Trust Company of Kentucky.

RICHARD P. MAYER, age 55, director since 1994.  Retired; Chairman and Chief
  Executive Officer of Kraft General Foods North America from 1989 to February 1995. Other directorships include National City Bank - Kentucky.

STEPHEN E. O'NEIL, age 62, director since 1978. Principal, The O'Neil Group, since May, 1991; Partner, Mishkin, O'Neil & McAllister, New York, New York, from 1988 to 1991. Other directorships include Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; NovaCare, Inc.; and Spectra Fund, Inc.

WILLIAM M. STREET, age 56, director since 1971.  Vice Chairman of the
  Corporation since 1987. Other directorships include National City Bank - Kentucky.

JAMES S. WELCH, age 65, director since 1976.  Partner, Ogden Newell & Welch,
  Louisville, Kentucky, since 1959. Other directorships include Hilliard Lyons Trust Company.
_____________

   /1/ W.L. Lyons Brown, Jr. and Owsley Brown II are brothers, and are first cousins of Geo. Garvin Brown III and Owsley Brown Frazier, who are also first cousins. Each of these relatives may be deemed "control" persons of the Corporation by reason of their beneficial ownership of voting securities.

CERTAIN STANDING COMMITTEES. Among other standing committees of the Board, the Corporation has an Audit Committee, which in fiscal 1995 was composed of outside directors John S. Speed, Stephen E. O'Neil, and James S. Welch, and a Compensation Committee, which in fiscal 1995 was composed of outside directors Stephen E. O'Neil, Richard P. Mayer, and John S. Speed.

The Audit Committee: (a) recommends to the Board the engagement of independent auditors; (b) reviews the Corporation's policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (c) reviews management's implementation of recommendations made by the independent auditors and internal auditors; and (d) considers and approves the range of audit and non-audit services performed by independent auditors and fees for such services. The Audit Committee met twice during fiscal 1995.

The Compensation Committee sets the compensation of the Corporation's most highly paid officers, administers the Restricted Stock Plan, and will set compensation for such individuals under the Omnibus Plan. It met three times during fiscal 1995.

The Board has no standing nominating committee.

DIRECTORS' MEETINGS. The Board met seven times during fiscal 1995. Each incumbent director attended at least 75% of the aggregate number of Board and committee meetings held in fiscal 1995, during the periods when he was a director and served on such committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table shows, as of April 30, 1995, each person known to management to be the beneficial owner of more than 5% of the Corporation's Class A Common Stock, its only class of voting securities. "Beneficial ownership" includes shares over which the named beneficial owner had sole voting or investment power and shares over which voting and investment powers were shared with others. AS A RESULT, THE SAME SHARES MAY BE SHOWN AS BEING OWNED BY MORE THAN ONE PERSON. These beneficial owners share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries act as trustees. W.L. Lyons Brown, Jr., Owsley Brown II, and Ina B. Bond are three of the eight trustees of the W.L. Lyons Brown Foundation, which owns 34,353 shares of Class A Common Stock; these shares are included under "Shared Voting and Investment Power" for each person. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the named persons is 21,049,483 shares, or 72.6% of the outstanding shares of such stock.

============================================================================================
                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                            ---------------------------------------------------
    NAME AND ADDRESS         SOLE VOTING AND     SHARED VOTING AND                  PERCENT
  OF BENEFICIAL OWNER        INVESTMENT POWER    INVESTMENT POWER      TOTAL        OF CLASS
============================================================================================
W.L. LYONS BROWN, JR.            395,079            13,989,962       14,385,041      49.6%
 850 Dixie Highway
 Louisville, Kentucky
- --------------------------------------------------------------------------------------------
OWSLEY BROWN FRAZIER             810,830            11,345,730       12,156,560      41.9%
 850 Dixie Highway
 Louisville, Kentucky
- --------------------------------------------------------------------------------------------
DACE BROWN FARRER                      0             9,167,370        9,167,370      31.6%
 Hillcrest Farm
 Prospect, Kentucky
- --------------------------------------------------------------------------------------------
OWSLEY BROWN II                  469,076             5,163,404        5,632,480      19.4%
 850 Dixie Highway
 Louisville, Kentucky
- --------------------------------------------------------------------------------------------
INA B. BOND                      979,149             3,348,381        4,327,530      14.9%
 8215 West U.S. Highway 42
 Skylight, Kentucky
- --------------------------------------------------------------------------------------------
ROBINSON S. BROWN, JR.           209,915             2,841,286        3,051,201      10.5%
 5208 Avish Lane
 Harrods Creek, Kentucky
- --------------------------------------------------------------------------------------------
SANDRA A. FRAZIER                  5,922             2,116,314        2,122,236       7.3%
 101 Bullitt Lane
 Louisville, Kentucky
- --------------------------------------------------------------------------------------------
LAURA LEE LYONS BROWN                  0             1,477,309        1,477,309       5.1%
 7001 U.S. Highway 42
 Louisville, Kentucky
============================================================================================

EQUITY SECURITY OWNERSHIP OF MANAGEMENT. The following table shows the beneficial ownership as of April 30, 1995, by each director and director nominee, and by all directors and executive officers as a group, of the Corporation's Class A and Class B Common Stock. For a description of the capacity in which shared voting or investment powers were held, see "Voting Security Ownership of Certain Beneficial Owners" on page 3. As of April 30, 1995, no directors had any beneficial ownership interest in the Corporation's 4% Cumulative Preferred Stock, the Corporation's only other class of equity securities.

=======================================================================================================
                                       CLASS A COMMON STOCK                CLASS B COMMON STOCK
                                -----------------------------------------------------------------------
            NAME                NUMBER OF SHARES  PERCENT OF CLASS   NUMBER OF SHARES  PERCENT OF CLASS
=======================================================================================================
GEO. GARVIN BROWN III               1,361,198           4.7%                71,489              *
- -------------------------------------------------------------------------------------------------------
OWSLEY BROWN II                     5,632,480          19.4%             4,764,518           11.9%
- -------------------------------------------------------------------------------------------------------
W.L. LYONS BROWN, JR.              14,385,041          49.6%            13,166,515           32.9%
- -------------------------------------------------------------------------------------------------------
DONALD G. CALDER                        3,000             *                      0              *
- -------------------------------------------------------------------------------------------------------
OWSLEY BROWN FRAZIER               12,156,560          41.9%             8,280,438           20.7%
- -------------------------------------------------------------------------------------------------------
RICHARD P. MAYER                            0             *                  3,000              *
- -------------------------------------------------------------------------------------------------------
STEPHEN E. O'NEIL/1/                    6,000             *                  3,000              *
- -------------------------------------------------------------------------------------------------------
JOHN S. SPEED                           4,500             *                  1,800              *
- -------------------------------------------------------------------------------------------------------
WILLIAM M. STREET/2/                  567,399           2.0%                83,871              *
- -------------------------------------------------------------------------------------------------------
JAMES S. WELCH/3/                       6,600             *                      0              *
- -------------------------------------------------------------------------------------------------------
ALL DIRECTORS AND EXECUTIVE        20,326,739          70.1%            13,573,119           33.9%
OFFICERS AS A GROUP/4/
=======================================================================================================

* Denotes less than 1%.
/1/ Includes 3,000 shares of Class B Common Stock owned by The O'Neil Foundation, of which Mr. O'Neil is President. Mr. O'Neil disclaims beneficial ownership of such shares.

/2/ Totals include 263,079 shares of Class A Common Stock and 80,649 shares of Class B Common Stock registered in the name of Frances W. Street, from whom William M. Street holds a general power of attorney.

/3/ Includes 1,800 shares of Class A Common Stock owned by Mr. Welch's wife. Mr. Welch disclaims beneficial ownership of such shares.

/4/ In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, shares have been counted only once. The aggregate totals include shares held by an executive officer who retired during the fiscal year.

Executive officers, directors, and beneficial owners of more than 10% of the Corporation's Class A Common Stock are required to file reports of changes in ownership of the Corporation's stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. The Corporation has reviewed such reports received by it and written representations from such persons. Based solely on such review, the Corporation believes that during the year ended April 30, 1995, all filing requirements were met, except for (a) Mr. O'Neil, who was late filing Form 4's for five different sales of either Class A or Class B Common Stock, and (b) Mr. Geo. Garvin Brown III, who filed a Form 5 to correct an inadvertent omission from a 1991 Form 4. Since October 1993, Malcolm Jozoff has served as Chairman and Chief Executive Officer of Lenox, Incorporated, a wholly-owned subsidiary of the Corporation. In July 1993, in connection with a civil proceeding brought by the Securities and Exchange Commission, Mr. Jozoff consented, without admitting or denying the allegations, to the entry of an order enjoining him from violating Section 10(b) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the five employees who were the Corporation's most highly compensated executive officers (the "Named Executive Officers") as of the end of fiscal 1995. The Named Executive Officers and their compensation are shown on the Summary Compensation Table on page 7. All plans referred to are described under "Plan Descriptions," beginning on page 9. Note that three of these plans will be incorporated into the new Brown-Forman Omnibus Compensation Plan (the "Omnibus Plan"), described below, if shareholders approve that plan at the Annual Meeting.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS: The Corporation's compensation objectives for its Named Executive Officers are: first, to offer sufficient compensation to attract and retain high-quality talent; and second, to tie bonus potential to the Corporation's financial performance. These objectives are the same as those set for all salaried employees. Total compensation is set based on market forces and the Corporation's financial performance and is intended to make the Corporation competitive with comparable companies.

The Compensation Committee (the "Committee"), made up of three non-employee Directors, met three times during fiscal 1995 to review compensation recommendations prepared by corporate staff and distributed before each meeting. The Management Compensation Review Committee, whose members are Owsley Brown II, Owsley Brown Frazier, and William M. Street, meets periodically to consider compensation for employees other than themselves, as described more fully below.

THE MOST SENIOR OFFICERS: The Committee reviews and approves compensation recommendations for Owsley Brown II, William M. Street, and Owsley Brown Frazier. (The compensation of W.L. Lyons Brown, Jr., and Malcolm Jozoff is discussed below.) Because these three senior officers work together as the Executive Committee, the Committee considers market comparisons and other financial data for them primarily as a group and secondarily as individuals.

The Corporation currently offers these executives a compensation package consisting of salary (approximately 42% of total compensation), an annual bonus (approximately 33% of total compensation) based on reaching an annual earnings per share ("EPS") goal, and deferred compensation (approximately 25% of total compensation) consisting of restricted stock. Restricted stock awards are based on the same annual EPS goal, although the ultimate value of these awards depends on how the stock performs over four years.

For these three most senior officers of the Corporation, the Committee reviews a 50% - 50% blend of survey data from the Hay survey of industrial companies and the Hewitt survey of consumer goods companies in determining its compensation target. The Hay survey companies from various industries are approximately the same size as the Corporation; representative companies in the Hay survey include General Signal Corporation, McGraw-Hill, Inc., and Murphy Oil Corporation. The Hewitt survey focuses on consumer products companies, regardless of size, from which the Corporation typically recruits executives; representative companies in the Hewitt survey include Adolph Coors Company, The Clorox Company, Hershey Foods Corporation, and The Seagram Company Ltd. (The Hay and Hewitt survey companies are not used as the basis for the Performance Graph peer groups described on page 17 of this Proxy Statement because some of the companies in the published indices used as peer groups in the Performance Graph do not participate in those surveys.)

As a matter of policy, the Committee sets total compensation for these officers at a targeted level slightly more than the market to attract and retain executives with a high level of competence. In setting their compensation for fiscal 1995, the Committee considered, among other things, (a) the general trend of total pay increases for other top executives in the U.S. (approximately 8.5%); (b) compensation increases for employees not participating in the bonus program (approximately 4.5%); and (c) performance of the Corporation's EPS during the previous fiscal year.

At its July 1994 meeting, the Committee considered that actual compensation for these officers was 11.9% below the targeted "market" compensation level. In part to close that gap, the Committee granted the three senior officers as a group an increase in total compensation of approximately 10.6%. The Committee set Owsley Brown II's total compensation for fiscal 1995 at a level slightly below the average of the targeted levels for chief executive officers in the two surveys, Hay and Hewitt, on which the Committee relies.

EXECUTIVES OTHER THAN THE MOST SENIOR OFFICERS: The Management Compensation Review Committee recommends cash bonuses and restricted stock awards for the Corporation's six non-director officers (including Mr. Jozoff) deemed to be "executive officers" for securities law purposes; the Compensation Committee takes final action on those recommendations. This review process will continue under the Omnibus Plan. The Management Compensation Review Committee acts independently of the Compensation Committee in setting salaries and awards for executives other than "executive officers."

CHAIRMAN'S COMPENSATION AGREEMENT: The Corporation has an agreement with Mr. W.L. Lyons Brown, Jr., the term of which began August 1, 1993, and continues until August 31, 1996. The agreement calls for a schedule of payments to be made to Mr. Brown to compensate him for his services as Chairman during fiscal 1995; these payments are broken down into salary and bonus in accordance with the terms of the agreement.

COMPLIANCE WITH TAX LAW LIMITS ON DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code, enacted in August, 1993, limits to $1 million the amount of annual compensation the Corporation may deduct for federal income tax purposes when paid to a Named Executive Officer. The new law does, however, allow the Corporation to deduct compensation over $1 million if it is "performance based" and paid under a formal compensation plan that meets the requirements of the Code.

To insure the deductibility of fiscal 1995 compensation, the Committee: (a) set performance goals for the Management Incentive Compensation Plan ("MICP") and the Restricted Stock Plan ("RSP"), both of which base awards on achieving annual goals; and (b) eliminated its discretion to adjust upwards awards to "Designated Executive Officers" (those who will or could appear on the Summary Compensation Table in a proxy statement). The Committee also recommended to the Board, and the Board adopted, the Omnibus Plan, subject to shareholder approval. Assuming shareholders approve the Omnibus Plan, all fiscal 1995 compensation should be deductible by the Corporation.

COMMITTEE SUPPORT OF THE OMNIBUS COMPENSATION PLAN: The Committee recommends shareholder approval of the Omnibus Plan, for the reasons set forth in the plan description, beginning at page 12.

The Committee believes that the new Omnibus Plan, if approved by shareholders, is the most appropriate means of carrying out the Corporation's compensation objectives. Beginning in fiscal 1997, the Committee intends to use a broader range of long term compensation alternatives. These could include stock options and/or performance units as partial substitutes for the restricted stock now used as the exclusive long term incentive vehicle. For fiscal 1996, restricted stock will continue as the only long term award offered because the specifics of compensation alternatives will not be developed for consideration until the Omnibus Plan has been approved by shareholders.

CONCLUSION: The Committee believes that the Corporation's actual executive compensation levels are consistent with targeted competitive levels in the market, and that compensation increases during fiscal 1995 were granted in a prudent manner. The Committee recommends that shareholders approve the Omnibus Plan.

Stephen E. O'Neil, Chairman  Richard P. Mayer  John S. Speed

                           SUMMARY COMPENSATION TABLE

===========================================================================================================
                                                                     LONG TERM COMPENSATION
                                               ANNUAL             -----------------------------------------
                                            COMPENSATION             AWARDS         PAYOUTS
                                 FISCAL  ------------------------------------------------------------------
                                  YEAR                               STOCK         LONG TERM    ALL OTHER
                                 ENDING                           APPRECIATION     INCENTIVE     COMPEN-
                                 APRIL   SALARY    BONUS (1)       RIGHTS (2)     PAYMENTS (3)  SATION (4)
NAME AND PRINCIPAL POSITIONS      30,     ($)         ($)             (#)             ($)          ($)
===========================================================================================================
OWSLEY BROWN II                   1995   639,312   1,016,370              0          45,076      16,439
President and Chief              --------------------------------------------------------------------------
Executive Officer                 1994   562,067   1,052,584              0          21,432      12,451
                                 --------------------------------------------------------------------------
                                  1993   398,874     601,350         13,782          40,942      10,685
===========================================================================================================
WILLIAM M. STREET                 1995   467,599     740,667              0          28,683      13,442
Vice Chairman; President and     --------------------------------------------------------------------------
Chief Executive Officer,          1994   447,585     787,828              0          13,628      10,462
Brown-Forman Beverages           --------------------------------------------------------------------------
Worldwide                         1993   398,874     400,924          8,766          29,391       9,638
===========================================================================================================
MALCOLM JOZOFF                    1995   417,574     613,944              0               0      79,460
Chairman and Chief               --------------------------------------------------------------------------
Executive Officer, Lenox,         1994   239,339     302,579              0               0           0
Incorporated                     --------------------------------------------------------------------------
                                  1993         0           0              0               0           0
===========================================================================================================
OWSLEY BROWN FRAZIER              1995   370,456     398,189              0          22,621      10,668
Vice Chairman                    --------------------------------------------------------------------------
                                  1994   339,150     475,160              0          10,763       9,073
                                 --------------------------------------------------------------------------
                                  1993   311,150     274,140          6,915          22,619       8,462
===========================================================================================================
W.L. LYONS BROWN, JR.             1995   242,600     333,973              0          45,076      12,673
Chairman of the Board            --------------------------------------------------------------------------
                                  1994   559,388     673,166              0          21,432      13,006
                                 --------------------------------------------------------------------------
                                  1993   533,296     601,350         13,782          42,119      12,015
===========================================================================================================

(1) The "Bonus" column includes both current and deferred compensation: (a) cash awards under the Management Incentive Compensation Plan; (b) the value (as of the end of the fiscal year) of restricted stock awarded under the Restricted Stock Plan; and (c) for 1993, the guaranteed portion of Market Value Units (now discontinued). (Plans are discussed below.)

     (NOTE THAT, PURSUANT TO SEC POLICY, THE TOTAL VALUE OF RESTRICTED STOCK AWARDED APPEARS IN THE ANNUAL COMPENSATION COLUMN, EVEN THOUGH IT VESTS ONE-THIRD EACH AT THE END OF THE SECOND, THIRD, AND FOURTH YEARS OF EMPLOYMENT AFTER THE AWARD.)

     Subject to shareholder approval of the Omnibus Plan, the following Named Executive Officers are to receive deferred bonus compensation for fiscal 1995 in the form of restricted stock, estimated to be valued as of April 30, 1995, as follows: Owsley Brown II, $435,338; William M. Street, $325,780; Malcolm Jozoff, $297,148; and Owsley Brown Frazier, $209,170.

     The 1995 bonuses shown are estimates; actual bonuses, including restricted stock awards, are finalized after each year's proxy statement is published. The Corporation pays dividends to holders of restricted stock at the same rates as it pays dividends on its unrestricted stock. See the table on page 8 for shares of Class A and Class B Common Stock awarded to these executive officers, the number of shares which vested during the last three fiscal years, and the number of restricted shares outstanding at the end of each of the last three fiscal years.

(2) No SAR's were awarded in fiscal 1994 or fiscal 1995, because the SAR Plan was discontinued. Incentive compensation formerly awarded under the SAR Plan was shifted to the Restricted Stock Plan. See table on page 9 for SAR exercises and year-end value.

(3) Represents the payout of Stock Appreciation Rights and, for 1993, the long term portion of Market Value Units (now discontinued) paid out under the Corporation's Management Incentive Compensation Plan. Incentive compensation formerly awarded as Market Value Units has been shifted to the Restricted Stock Plan.

(4) Represents the Corporation's contributions to its 401(k) plan on behalf of the Named Executive Officers and additional Savings Plan contributions such officers may have elected (as well as medical reimbursement funds credited) under the Flexible Reimbursement Plan, described below. The figures for Mr. Jozoff also include $76,310 he received in 1995 for moving expenses.


        RESTRICTED STOCK PLAN:  SHARES AWARDED, VESTED, AND OUTSTANDING

================================================================================================================
                                       CLASS A COMMON STOCK(1)                       CLASS B COMMON STOCK(1)
               FISCAL ------------------------------------------------------------------------------------------
                YEAR                        VESTED DURING     OUTSTANDING AT     VESTED DURING   OUTSTANDING AT
               ENDING     AWARDED(2)            YEAR           END OF YEAR           YEAR         END OF YEAR
                APRIL ------------------------------------------------------------------------------------------
  NAME           30,     #         $        #       $         #         $         #        $       #       $
================================================================================================================
OWSLEY          1995  13,395    435,338   6,372   207,090  41,592   1,351,740   4,101   135,333      0         0
BROWN II       -------------------------------------------------------------------------------------------------
                1994  18,105    530,356   2,961    86,733  34,569   1,012,641   4,104   122,778  4,101   122,688
               -------------------------------------------------------------------------------------------------
                1993  10,287    261,461       0         0  19,425     493,719  11,169   300,632  8,205   220,851
================================================================================================================
WILLIAM         1995  10,024    325,780   5,004   162,630  31,483   1,023,198   3,222   106,326      0         0
M. STREET      -------------------------------------------------------------------------------------------------
                1994  13,536    396,515   2,325    68,103  26,463     775,189   3,222    96,392  3,222    96,392
               -------------------------------------------------------------------------------------------------
                1993   8,076    205,265       0         0  15,252     387,655   8,487   228,442  6,444   173,451
================================================================================================================
MALCOLM         1995   9,143    297,148       0         0  14,308     465,010       0         0      0         0
JOZOFF         -------------------------------------------------------------------------------------------------
                1994   5,165    151,300       0         0   5,165     151,300       0         0      0         0
               -------------------------------------------------------------------------------------------------
                1993       0          0       0         0       0           0       0         0      0         0
================================================================================================================
OWSLEY          1995   6,436    209,170   4,956   161,070  17,977     584,253   1,941    64,053      0         0
BROWN          -------------------------------------------------------------------------------------------------
FRAZIER         1994   8,703    254,940   1,404    41,125  16,497     483,252   1,944    58,158  1,941    58,068
               -------------------------------------------------------------------------------------------------
                1993   4,872    123,830       0         0   9,198     233,783   4,968   133,722  3,885   104,571
================================================================================================================
W.L.            1995       0          0   6,372   207,090   9,774     317,655   4,101   135,333      0         0
LYONS          -------------------------------------------------------------------------------------------------
BROWN,          1994    (318)    (9,315)  2,961    86,733  16,146     472,970   4,104   122,778  4,101   122,688
JR.            -------------------------------------------------------------------------------------------------
                1993  10,287    261,461       0         0  19,425     493,719  11,169   300,632  8,205   220,851
================================================================================================================

All dollar values are based on the closing prices for the fiscal year ending April 30, as follows (rounded to the nearest cent):

                ===============================================
                FISCAL YEAR     CLOSING PRICE,   CLOSING PRICE,
                    END            CLASS A          CLASS B
                ===============================================
                   1995             $32.50           $33.00
                -----------------------------------------------
                   1994             $29.29           $29.92
                -----------------------------------------------
                   1993             $25.42           $26.92
                ===============================================

(1) Class A Common Stock was awarded under the Restricted Stock Plan for the first time in 1992. Because shares do not begin to vest for two years, Class A Common Stock vested for the first time in 1994. No shares of Class B Common Stock have been awarded since 1992.

(2) Restricted Stock Plan share awards are finalized after each year's proxy statement is published. Numbers for Class A Common Stock Awarded and Outstanding in 1995 are estimates and will change based on actual results. Each year's data reflect adjustments from the prior year's estimated awards as disclosed in earlier proxy statements.


         STOCK APPRECIATION RIGHTS ("SAR'S") VESTED DURING FISCAL 1995
                 AND YEAR-END VALUE TABLE AS OF APRIL 30, 1995
   (based on Class B Common Stock's five-day average closing price of $32.68)

Although the SAR Plan was discontinued, earlier awards did vest for the following Named Executive Officers during fiscal 1995, and unvested awards will continue to vest for two more fiscal years.

=================================================================================
                                         UNEXERCISED SAR'S AT FISCAL YEAR-END (2)
                       VALUE REALIZED   -----------------------------------------
         NAME               (1)               NUMBER               VALUE
=================================================================================
OWSLEY BROWN II           $99,578             12,876              $94,105
- ---------------------------------------------------------------------------------
WILLIAM M. STREET         $63,301              8,190              $59,858
- ---------------------------------------------------------------------------------
MALCOLM JOZOFF            $     0                  0              $     0
- ---------------------------------------------------------------------------------
OWSLEY BROWN FRAZIER      $49,968              6,459              $47,206
- ---------------------------------------------------------------------------------
W.L. LYONS BROWN, JR.     $99,578             12,876              $94,105
=================================================================================

(1) Represents the difference between the market value of underlying Class B Common Stock at time SAR's vest and the related SAR's "strike" price.

(2) One-third of SAR's granted vest automatically at the end of the second, third, and fourth fiscal years after the year of grant. Participants have no discretion as to when SAR's vest. For the purposes of this table, SAR's which vested are treated as having been exercised.


                               PLAN DESCRIPTIONS

Benefits under the Corporation's retirement plans, its savings plans, and its Flexible Reimbursement Plan are based on a common definition of "compensation," which includes salary, the cash portion of awards under the Management Incentive Compensation Plan, holiday bonuses, and sales commissions, but excludes Market Value Units under the Management Incentive Compensation Plan, stock awards under the Restricted Stock Plan, and SAR awards under the Stock Appreciation Rights Plan. Unless otherwise noted, the Named Executive Officers' benefits under these plans appear on the Summary Compensation Table under "All Other Compensation."

(1) RETIREMENT PLANS: The Corporation maintains both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees (other than employees of Fetzer Vineyards and Lenox, Incorporated, and its subsidiaries ("Lenox")) participate in the Salaried Employees Retirement Plan. Most Lenox salaried employees participate in a parallel plan, the Lenox, Incorporated, Retirement Plan. These plans provide monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive years' compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits, and are normally payable at age
     65. A participant's interest in plan benefits vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at normal retirement age to participants at specified levels of compensation and years of service:



=======================================================
  AVERAGE HIGHEST 5     YEARS OF SERVICE CLASSIFICATION
  CONSECUTIVE YEARS'    -------------------------------
 COMPENSATION DURING
   FINAL 10 YEARS       10 YEARS   20 YEARS   30 YEARS
=======================================================
      $ 200,000          $ 33,834   $ 67,667   $101,501
- -------------------------------------------------------
      $ 400,000          $ 68,834   $137,667   $206,501
- -------------------------------------------------------
      $ 600,000          $103,834   $207,667   $311,501
- -------------------------------------------------------
      $ 800,000          $138,834   $277,667   $416,501
- -------------------------------------------------------
      $1,000,000         $173,834   $347,667   $521,501
- -------------------------------------------------------
      $1,200,000         $208,834   $417,667   $626,501
- -------------------------------------------------------
      $1,400,000         $243,834   $487,667   $731,501
- -------------------------------------------------------
      $1,600,000         $278,834   $557,667   $836,501
=======================================================

     Federal tax law limits the benefits that might otherwise be paid to key employees under "qualified" plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, the Corporation also maintains a non-qualified Supplemental Excess Retirement Plan ("SERP"). The SERP provides retirement benefits to make up the difference between a participant's accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. SERP participants may elect a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join the Corporation in mid-career, subject to special vesting requirements.

     Also, for key Lenox employees whose benefits are limited by federal law, the Corporation maintains the Lenox, Incorporated, Supplemental Excess Retirement Plan. This plan is the same as the SERP described above, except that participants may not elect a discounted current cash payment.

     For the Named Executive Officers, covered compensation for fiscal 1995 for these plans and service credited for plan purposes as of April 30, 1995, were as follows: Owsley Brown II, $1,175,054 and 30 years; William M. Street, $866,467 and 30 years; Malcolm Jozoff, $568,853 and 2 years; Owsley Brown Frazier, $596,515 and 30 years; and W.L. Lyons Brown, Jr., $427,047 and 30 years.

(2) SAVINGS PLAN: Most salaried employees and hourly employees not represented by a collective bargaining unit (other than employees of Fetzer Vineyards and Lenox) can participate in the Corporation's Savings Plan (the "Savings Plan") after one year of service. Subject to a maximum the IRS sets annually ($9,240 for calendar 1995), participants may contribute between 2% and 10% of their compensation to their Savings Plan accounts. The Corporation's maximum match of participants' contributions has increased gradually from 2.5% of the participant's compensation in 1993 to 3.8% today, and vests fully after four years of service. Participants receive their vested Savings Plan accounts upon termination of their employment for any reason.

     Most salaried and hourly non-bargaining employees of Lenox can participate in the Lenox, Incorporated, Employee Savings and Investment Plan (the "S&I Plan") after one year of service. Subject to a maximum the IRS sets annually ($9,240 for calendar 1995), participants may contribute between 2% and 15% of their compensation to their S&I Plan accounts. The Corporation's maximum match of participants' contributions has increased gradually from 2.5% of the participant's compensation in 1993 to 3.5% today, and vests fully after four years of service. Participants receive their vested S&I Plan accounts upon termination of their employment for any reason.

(3) FLEXIBLE REIMBURSEMENT PLAN: Most salaried employees and hourly employees not represented by a collective bargaining unit (other than employees of Fetzer Vineyards and Lenox) can participate in the Corporation's non-contributory Flexible Reimbursement Plan ("the Flex Plan") after one year of service. Each calendar year, a participant's Flex Plan account is credited with the greater of $500 or 1% of compensation during the prior calendar year. Before each calendar year, a participant may earmark up to $500 of his Flex Plan account to be used for reimbursement of uninsured medical expenses; the balance is contributed to the participant's Savings Plan account. Participants forfeit any unused balance in their Flex Plan medical expense reimbursement account at the end of a calendar year.

(4) MANAGEMENT INCENTIVE COMPENSATION PLAN: The Management Incentive Compensation Plan ("MICP") provides additional incentives for those key employees who make significant contributions to corporate operations. Designated top-tier participants' awards are administered by the Compensation Committee; they earn incentive payments based on corporate earnings per share targets set by the Compensation Committee and approved by the Board. Awards to other participants are administered by the Management Compensation Review Committee; they earn incentive payments based on goals established annually for their respective business units set by the Management Compensation Review Committee. The Restricted Stock Plan replaced the long term portion of the MICP in fiscal 1989, but vesting awards made through fiscal 1988 were paid to participants in fiscal 1993 according to the vesting cycle of the predecessor plan described below.
     The Compensation Committee administers all awards under this plan.

     Before fiscal 1989, awards for any year to most participants were payable in a combination of cash and deferred compensation in market value units ("MVU's"). MVU's were determined by dividing the dollar amount of the long term portion of the award by the price of the Corporation's Class B Common Stock on the first business day of the fiscal year.

     MVU's for any fiscal year were divided into three equal parts, which were converted to and paid in cash currently or on a deferred basis as participants completed two years, three years, and four years of employment after the award was made. (As of May 15, 1992, all outstanding MVU's had been converted to cash.) The value of MVU's includes any cash dividends paid on Class B Common Stock during the period, with minor exceptions.

     On the Summary Compensation Table, cash paid during fiscal 1993 for converted MVU's granted in 1988 under the MICP to Named Executive Officers is included under "Bonuses" (the guaranteed portion) and "Long Term Incentive Payments" (the variable portion).

(5) RESTRICTED STOCK PLAN: The Restricted Stock Plan (the "RSP") is intended to provide incentives for key employees who make significant contributions to corporate operations and to limit the Corporation's expense for long term incentive awards. The RSP replaced the long term portion of the Management Incentive Compensation Plan in fiscal 1989.

     The Compensation Committee administers the RSP. Awards are based on performance measured against corporate or divisional goals, expressed as a dollar amount that is converted to a number of RSP shares using the average closing stock price for Class A or Class B Common Stock (depending on the class of the award) for the last five trading days of the fiscal year preceding the fiscal year for which the award is granted. Awards are made with shares of either Class A or Class B Common Stock, which may not be sold, exchanged, transferred, pledged, or otherwise disposed of, except in accordance with the terms of the RSP.

     RSP shares vest one-third at the end of each of the second, third, and fourth fiscal years after the year in which the shares are awarded. Once they are awarded the shares, participants receive dividends as paid by the Corporation and are entitled to vote the shares. Restrictions on RSP shares lapse (that is, the shares are issued without restrictions) if a participant's employment is terminated because of death, dis-ability, or retirement. Participants who voluntarily terminate their employment or who are terminated for cause, however, generally forfeit all interest in the RSP shares.

     See the table entitled "Restricted Stock Plan: Shares Awarded, Vested, and Outstanding" for the award and vesting schedule for RSP shares for the Named Executive Officers.

(6) STOCK APPRECIATION RIGHTS PLAN: The Stock Appreciation Rights Plan (the "SAR Plan") was terminated in fiscal 1994. Incentive compensation formerly awarded under the SAR Plan was shifted to the Restricted Stock Plan.
     Awards already made under the SAR plan will, however, continue to vest for two more fiscal years. Key employees participating in this plan were eligible to receive awards in amounts which the Plan Administrator (the Compensation Committee, in consultation with independent compensation consultants) determined would ensure the competitiveness of the long term incentive compensation component of the Corporation's executive compensation program.

     Stock appreciation rights ("SAR's") are valued at a "strike price" equal to the average closing price of the Corporation's Class B Common Stock for the last five trading days of the fiscal year preceding the date of the award. SAR's vest one-third at the end of each of the second, third, and fourth fiscal years after the year of grant. Once vested, participants are paid in cash the value of any appreciation in value of the SAR's from the strike price to the average closing price of the Corporation's Class B Common Stock for the last five trading days of the fiscal year in which the SAR's vest.

     If a participant's employment is terminated because of death, disability, or retirement, all SAR's vest and are payable using the closing price of the Corporation's Class B Common Stock on the termination date as the strike price. Participants who voluntarily terminate their employment or who are terminated for cause, however, forfeit all interest in the SAR's.

     See the Stock Appreciation Rights table on page 9 for values realized in fiscal 1995 for SAR's granted in prior fiscal years and for the total number of SAR's outstanding at April 30, 1995, for the Named Executive Officers. The Corporation awarded no SAR's in fiscal 1995.

                             DIRECTOR COMPENSATION

The directors who are not officers of the Corporation or its subsidiaries are compensated at an annual rate of $22,000, payable in equal monthly installments, and are also paid $1,100 per Board meeting and $800 per committee meeting attended. The four directors who are officers of the Corporation or its subsidiaries receive no additional compensation for serving on the Corporation's Board or its committees. All directors are reimbursed for reasonable and necessary expenses they incur in performing their duties as directors.


               APPROVAL OF BROWN-FORMAN OMNIBUS COMPENSATION PLAN

The second item to be acted on at the meeting is a proposal to approve the Brown-Forman Omnibus Compensation Plan (the "Omnibus Plan"). The Omnibus Plan is reproduced as an appendix to this Proxy Statement; the reader should refer to the text of the Omnibus Plan for a complete understanding of its terms. (Capitalized terms used below not otherwise defined above have the meanings assigned to them in the Omnibus Plan.)

THE BOARD RECOMMENDS THAT HOLDERS OF THE CORPORATION'S CLASS A COMMON STOCK VOTE FOR RATIFICATION OF THE OMNIBUS PLAN AS DESCRIBED BELOW.

In May 1995, the Board approved the Omnibus Plan and now submits that plan for approval by holders of the Corporation's Class A Common Stock. The Board believes that the Corporation's success depends in part on its ability to attract and retain outstanding management personnel, and that those personnel should be properly motivated, through appropriate financial incentives and rewards, in a manner that both enhances the execution of the Corporation's growth initiatives and focuses efforts on increasing shareholder value. The

Board believes that the Omnibus Plan enhances that ability while harmonizing the administration of three current plans.

The Omnibus Plan will simplify the Corporation's executive compensation program by combining the existing short term and long term bonus plans under a single "umbrella" plan. In addition, the Omnibus Plan will allow the Corporation to offer different types of incentive compensation in the future, including stock options and performance units. This more flexible plan will enhance the Corporation's ability to attract and retain high quality executives.

                                PAY PHILOSOPHY

A compensation plan is designed to reward existing employees for work performed, to retain those employees, and to attract the most highly qualified new ones. Management believes that, while the Corporation's existing programs have largely met these objectives, new and more flexible forms of compensation tied even more specifically to corporate or divisional growth are necessary and appropriate.

The proposed Omnibus Plan creates a menu of different types of executive compensation that can be awarded by the Plan Administrator (the Compensation Committee for the Corporation's most senior executives and the Management Compensation Review Committee for other executives.) This enables the Plan Administrator to choose the right type or combination of incentives to encourage employee efforts to create shareholder value. In addition to cash and restricted stock, which are presently authorized, the Omnibus Plan reauthorizes stock appreciation rights and market value units, two forms of compensation previously awarded but not currently authorized. Two new types of incentive compensation are also authorized: stock options and performance units. Although no decisions have been made, the Compensation Committee might well decide that stock options are the appropriate incentive for senior corporate employees, who have responsibility for producing overall corporate growth. Similarly, the Management Compensation Review Committee might well conclude that performance units tied to the achievement of divisional goals are the most effective incentive for divisional employees. Approval of the Omnibus Plan will permit these types of choices to be made and create a new degree of flexibility with respect to future employee compensation.

In short, the Omnibus Plan offers additional valuable compensation tools to encourage the growth the Corporation seeks. In addition, most of the Corporation's competitors (and indeed most of the Fortune 500 companies) offer these or similar plans. Without such flexible compensation plans, the Corporation may not be as competitive as it should be in attracting new employees in the future.

                        EFFECT OF SHAREHOLDER APPROVAL

Shareholder approval of the Omnibus Plan is necessary to allow the Corporation to deduct all compensation payable under the Omnibus Plan under federal income tax laws. Approval would neither increase fiscal 1995 compensation targets over targets set by the Compensation Committee in 1994 nor change the way officers are compensated in fiscal 1996.

The Omnibus Plan will take the place of both the Management Incentive Compensation Plan (under which short term cash bonuses have been awarded) and the Restricted Stock Plan (under which long term awards of stock have been made). In fiscal 1996, however, executives will continue to receive short term cash bonuses and long term awards of restricted stock under the Omnibus Plan in the same way as they did under the old plans.

If shareholders approve the Omnibus Plan, during fiscal 1996 management will study how best to use these long term compensation tools and recommend appropriate executive pay programs for fiscal 1997.

The Compensation Committee will make all decisions concerning compensation for the most senior executives.

                   PURPOSES AND FUNCTION OF THE OMNIBUS PLAN

Since fiscal 1989, the Corporation has given its senior management cash bonuses based on annual performance under the Management Incentive Compensation Plan (the "MICP") and awards of restricted stock under the Restricted Stock Plan ("RSP"). Before 1989, the Corporation also awarded Market Value Units ("MVU's") under the MICP and, until 1994, also awarded stock appreciation rights ("SAR's") under the Stock Appreciation Rights Plan, now dormant. The RSP and SAR Plan had received shareholder approval; until recent changes in tax law, the MICP had not needed shareholder approval.

The Omnibus Plan acts as an "umbrella" plan for the MICP and Restricted Stock Plan and will supersede them; in addition, it allows the Plan Administrator to make other awards of long term compensation to participants such as SAR's, MVU's, stock options, and performance units. For each "sub-plan" under which awards are to be made, the Compensation Committee and the Management Compensation Review Committee either have adopted or will adopt administrative guidelines setting out specific parameters for each type of Award it chooses to use. Therefore, shareholder approval of the Omnibus Plan will not change the substance of the two existing programs for short term and long term bonuses. Approving the Omnibus Plan, will, however, empower the Corporation (within clearly defined limits) to offer different types of long term bonuses in the future, such as stock options and performance units.

The adoption of the Omnibus Plan is intended to: (a) streamline the administration of cash and non-cash bonus compensation; (b) ensure that, to the extent possible, all bonuses paid to "Designated Executive Officers" (those who will or could appear on the Summary Compensation Table in a proxy statement as Named Executive Officers) under the Plan qualify as fully deductible "performance based" compensation under Section 162(m) of the Internal Revenue
Code) enacted in 1993); and (c) provide incentives to increase corporate growth and shareholder value.

THE BOARD RECOMMENDS THAT HOLDERS OF THE CORPORATION'S CLASS A COMMON STOCK VOTE FOR RATIFICATION OF THE OMNIBUS PLAN AS DESCRIBED ABOVE.


                    SUMMARY DESCRIPTION OF THE OMNIBUS PLAN

ADMINISTRATION: The Omnibus Plan allows for two levels of plan administration. The Compensation Committee (comprising outside directors only) acts as the Plan Administrator for all corporate officers at the Senior Vice President level and above, plus the Chief Executive Officer of Lenox. For all other Participants, the Plan Administrator is the Management Compensation Review Committee (comprising the most senior members of the Corporation's management).

AWARDS: Subject to authority granted by the Board, the Plan Administrator can grant the following types of Awards and Award Opportunities: cash; Restricted Shares; stock options; SAR's; MVU's; and performance units. As of the date of this Proxy Statement, the Board has authorized only cash Annual Incentive Awards and Restricted Share Awards. The Omnibus Plan continues the Corporation's policy of repurchasing shares to fund all Awards payable in Shares.

EFFECTIVE DATE; DURATION: The Omnibus Plan has an effective date of May 1, 1994; if shareholders approve the Omnibus Plan, this retroactive effective date will enable the Corporation to deduct fully all bonus compensation to be paid for fiscal 1995, because it will then be "performance based." The Plan Administrator may not make awards under the Omnibus Plan after April 30, 2005.

ELIGIBILITY AND PARTICIPATION: The Plan Administrator sets eligibility standards for officers and other key Employees of the Corporation and its subsidiaries and divisions. Currently, 399 Employees are eligible to receive cash bonus Awards, and approximately 92 Employees are eligible to receive Restricted Share Awards under the Omnibus Plan. The Compensation Committee will denote those executive officers who are or may become Designated Executive Officers under the Omnibus Plan for the relevant Performance Periods. Non-employee directors may elect to receive payment in Shares for all or any part of their retainer and/or committee fees, but are not otherwise eligible to participate under the Omnibus Plan.

PERFORMANCE PERIODS: Performance Periods for Annual Incentive Awards are the Fiscal Year. Performance Periods for other Awards will be one or more Fiscal Years, at the Plan Administrator's discretion. Each Award program must be established in writing before any deadlines for setting Performance Goals under
Section 162(m) of the Code.

PERFORMANCE CRITERIA AND GOALS: The Plan Administrator will establish one or more objective, pre-established Performance Goals, which may apply either to all Participants or to subsets of Participants. Performance criteria for Designated Executive Officers must be based on Earnings per Share, Economic Value Added (adjusted net income minus the cost of average capital employed), or Return on Investment. Other Participants' Performance Goals can be based on the same criteria, or the Plan Administrator may set other criteria.

AMOUNTS OF AWARDS: The Securities and Exchange Commission requires the Corporation to stipulate maximum aggregate and individual awards that the Plan Administrator could grant at any time during the life of the plan. Subject to adjustment for stock splits or other extraordinary events (such as changes in capitalization), up to a total of 1,500,000 Shares of the Corporation's common stock can be awarded to Participants under the Omnibus Plan. Increases in this cap would require additional shareholder approval. For a given Plan Year, a Designated Executive Officer's Award of Shares cannot exceed 110,000, an Annual Incentive Award is limited to $1,200,000, and the cash portion of any long term Award is limited to $700,000. Awards to Designated Executive Officers cannot be adjusted upwards. The Plan Administrator can adjust the amounts awarded to Participants other than Designated Executive Officers. In appropriate circumstances, the Plan Administrator can authorize Award opportunities even if payment with respect to those opportunities does not qualify for a tax deduction under Section 162(m) of the Code; once an Award opportunity for a Designated Executive Officer is established as "performance based," however, the Award cannot be made unless the performance goals are met.

AMENDMENT AND TERMINATION: The Board may amend the Omnibus Plan from time to time or terminate it at any time, but no amendment requiring shareholder approval can take effect until it receives shareholder approval.

ACCELERATION EVENTS: In the event of a Change of Control (as defined in the Omnibus Plan): all outstanding Options and SAR's shall become immediately exercisable; any restriction periods on Restricted Shares or MVU's shall lapse; and all other Awards shall be paid out pro rata based on the target payout opportunities attainable through the effective date of the Change in Control. This assures that Awards made in the normal course of business become vested if there is a corporate Change of Control.

FEDERAL INCOME TAX CONSEQUENCES:
Generally: Omnibus Plan Participants will realize ordinary income equal to the amount of any cash and the value of stock received in the year of payment, and (with the possible exception of Awards paid upon a Change of Control, any Awards that do not qualify under Section 162(m), and the special rules governing incentive stock options) the Corporation will receive a deduction for the amount constituting ordinary income with respect to such payments.

Tax Treatment of Awards: For nonqualified stock options: (a) upon grant, Participants realize no taxable income, and no tax deduction is available to the Corporation; but (b) on exercise, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the Participant and deductible by the Corporation. For incentive stock options, Participants realize no taxable income and no tax deduction is available to the Corporation upon either the grant or exercise (unless the optionee fails to meet the holding period requirements and has a "disqualifying disposition"). Under current federal tax regulations, the grant of stock appreciation rights has no federal income tax consequences to either Participants or the Corporation; when the optionee exercises the right, however, the fair market value of the stock issued or transferred and the amount of any cash paid by the Corporation to the optionee is taxable to the optionee as ordinary income, and the Corporation will receive a deduction for the amount of ordinary income to the optionee.

Withholding: Participants are responsible for paying all withholding taxes due in connection with the awards that are included in their income. The Corporation plans to continue its current practice of allowing certain Participants to direct the Corporation to withhold Shares to be used on an option exercise or Share Award to satisfy the withholding obligation.


                             ESTIMATE OF BENEFITS

Because the Omnibus Plan essentially continues the Corporation's past practices in regard to Annual Incentive Awards (formerly made under the MICP) and Restricted Shares (formerly made under the RSP), the amounts of Annual Incentive Awards and Restricted Shares that would have been paid or awarded for fiscal 1995 had the Omnibus Plan been in effect at the beginning of the fiscal year are the same as those awarded and to be awarded for Fiscal 1995, as shown below, subject to shareholder approval. (Note that amounts shown are estimates; actual awards, including awards of Restricted Shares, are finalized after each year's proxy statement is published.)

================================================================================
      PRO FORMA FISCAL 1995 ANNUAL & LONG TERM AWARDS UNDER OMNIBUS PLAN
- --------------------------------------------------------------------------------
                                    ANNUAL
         NAME/GROUP               INCENTIVE           RESTRICTED STOCK AWARD
                                    AWARD         ------------------------------
                                                      NUMBER           VALUE
================================================================================
Owsley Brown II                     $581,032          13,395         $435,338
- --------------------------------------------------------------------------------
William M. Street                   $414,887          10,024         $325,780
- --------------------------------------------------------------------------------
Malcolm Jozoff                      $316,796           9,143         $297,148
- --------------------------------------------------------------------------------
Owsley Brown Frazier                $189,019           6,436         $209,170
- --------------------------------------------------------------------------------
W.L. Lyons Brown, Jr.               $333,973             0              $0
- --------------------------------------------------------------------------------
All Executive Officers,          $ 2,296,611          53,200       $1,729,000
including those named above
- --------------------------------------------------------------------------------
All Non-Employee Directors            $0                 0              $0
- --------------------------------------------------------------------------------
All Non-Executive Officer        $11,114,692          90,782       $2,950,415
Employees
================================================================================

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BROWN-FORMAN CORPORATION, S&P 500 INDEX, AND PEER GROUPS

The performance graph set out below compares the cumulative total stockholder return on the Corporation's Class B Common Stock against three indices which include that stock: the Standard & Poor's 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (71 companies), and the S&P Beverage Alcohol Index. While the latter index might appear to be a reasonable one against which to measure the Corporation's performance, it contains only four companies, unevenly matched in relative market capitalization (relative capitalization shown in parentheses): Anheuser-Busch Companies (54%), The Seagram Company Ltd. (36% - which until recently included substantial holdings of DuPont stock), Adolph Coors Company (2%), and the Corporation (8%). Therefore, the Dow Jones Consumer Non-Cyclical Index has been included as a more diversified index, even though portions of the Corporation's business are somewhat cyclical. As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, the Corporation is not easily categorized with other more specific industry indices.

The numbers are based on two assumptions prescribed by Securities and Exchange Commission rules: (1) that $100 had been invested in the Corporation's Class B stock and in each index on April 30, 1990; and (2) that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graphs represent the value that such investments would have had on April 30 in the years since 1990.



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG BROWN-FORMAN CORPORATION, S&P 500 INDEX AND PEER GROUPS*


                                        DJ CONSUMER
Measurement Period                      N-CYCLICAL    S&P          S&P BEVERAGE
(Fiscal Year Covered)   B-F (CLASS B)   INDEX         500 INDEX    ALCOHOL INDEX
- -------------------     -------------   -----------   ---------    -------------
Measurement Pt-
 4/30/90                $100            $100          $100         $100
FYE  4/30/91            $132            $143          $118         $135
FYE  4/30/92            $132            $166          $134         $151
FYE  4/30/93            $145            $152          $147         $148
FYE  4/30/94            $167            $158          $154         $161
FYE  4/30/95            $190            $206          $181         $168


                         TRANSACTIONS WITH MANAGEMENT

James S. Welch, one of the Corporation's Directors, is a partner in Ogden Newell & Welch, a Louisville law firm which rendered services to the Corporation during fiscal 1995, for which it received compensation of $257,000; the Corporation has also employed the services of this firm in fiscal 1996.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board has appointed Coopers & Lybrand L.L.P., as the independent certified public accountants to audit the consolidated financial statements of the Corporation for the fiscal year ending April 30, 1996. Coopers & Lybrand has served in this capacity for the Corporation continuously since 1933. The Corporation knows of no direct or material indirect financial interest in the Corporation or any of its subsidiaries, or of any connection with the Corporation or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee by Coopers & Lybrand.

A Coopers & Lybrand representative will be present at the annual meeting, will be given the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                             OTHER PROPOSED ACTION

As of July 3, 1995, the Corporation's management knows of no business to come before the meeting other than the election of directors and approval of the Omnibus Plan. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

The Corporation must receive written proposals from stockholders by March 5, 1996, to be considered at the 1996 Annual Meeting of Stockholders and to be included in the proxy materials for that meeting.

                                       By Order of the Board of Directors
                                       MICHAEL B. CRUTCHER
                                       Secretary

Louisville, Kentucky
July 3, 1995

                    Appendix to 1995 Proxy Statement





                    BROWN-FORMAN OMNIBUS COMPENSATION PLAN

                    Brown-Forman Corporation

                    May 1, 1994

                               TABLE OF CONTENTS

ARTICLE 1 - ESTABLISHMENT, OBJECTIVES, AND DURATION                                A-5

   1.1         ESTABLISHMENT....................................................   A-5
   1.2         OBJECTIVES.......................................................   A-5
   1.3         DURATION.........................................................   A-5

ARTICLE 2 - DEFINITIONS.........................................................   A-5

ARTICLE 3 - ADMINISTRATION......................................................   A-8
   3.1         THE PLAN ADMINISTRATOR...........................................   A-8
               (a)  Disinterested Administration................................   A-8
               (b) Code Compliance..............................................   A-8
               (c) Awards to Participants other than Executive Officers.........   A-8
   3.2         AUTHORITY........................................................   A-9
   3.3         DECISIONS BINDING................................................   A-9

ARTICLE 4 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS                          A-9
   4.1         SHARES AVAILABLE FOR GRANTS......................................   A-9
   4.2         DESIGNATED EXECUTIVE OFFICER MAXIMUMS............................   A-9
               (a)  Shares......................................................   A-9
               (b)  Cash........................................................  A-10
   4.3         LAPSED AWARDS....................................................  A-10
   4.4         ADJUSTMENTS IN SHARES AUTHORIZED.................................  A-10

ARTICLE 5 - ELIGIBILITY AND PARTICIPATION.......................................  A-10
   5.1         EMPLOYEE ELIGIBILITY.............................................  A-10
   5.2         NON-EMPLOYEE ELIGIBILITY.........................................  A-10
   5.3         ACTUAL PARTICIPATION.............................................  A-10
   5.4         EMPLOYMENT                                                         A-10
               (a)  Rights Not Affected.........................................  A-10
               (b)  Transfer Not Termination....................................  A-11
               (c)  No Right to Award...........................................  A-11
   5.5         PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION...........  A-11
   5.6         CHANGE IN POSITION...............................................  A-11
   5.7         AWARD OPPORTUNITIES..............................................  A-11
               (a)  Timing......................................................  A-11
               (b)  Measures....................................................  A-11
               (c)  Alignment...................................................  A-11
   5.8         AWARD DETERMINATIONS.............................................  A-12

ARTICLE 6 - ANNUAL INCENTIVE AWARDS.............................................  A-12
   6.1         PAYMENT OF AWARDS................................................  A-12
   6.2         TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT  A-12
   6.3         TERMINATION OF EMPLOYMENT FOR OTHER REASONS......................  A-12

15.6ARTICLE 7 - LONG TERM INCENTIVE AWARDS......................................  A-13
   7.1         GENERALLY........................................................  A-13
               (a)  Grant of Awards.............................................  A-13
               (b)  Source of Shares............................................  A-13
               (c)  Termination of Employment...................................  A-13
               (d)  Other Restrictions..........................................  A-13
   7.2         RESTRICTED STOCK.................................................  A-14
               (a)  Award Agreement.............................................  A-14
               (b)  Non-Transferability.........................................  A-14
               (c)  Other Restrictions on Restricted Stock......................  A-14
               (d)  Voting Rights...............................................  A-14
               (e)  Dividends and Other Distributions...........................  A-14
   7.3         MARKET VALUE UNITS ("MVU'S").....................................  A-15
               (a)  Award Agreement.............................................  A-15
               (b)  Non-Transferability.........................................  A-15
               (c)  Dividends and Other Distributions...........................  A-15
               (d)  Payment of MVU Amount.......................................  A-15
   7.4         STOCK OPTIONS....................................................  A-15
               (a)  Award Agreement.............................................  A-15
               (b)  Option Price and Duration...................................  A-16
               (c)  Exercise of Options.........................................  A-16
               (d)  Payment.....................................................  A-16
               (e)  Restrictions on Share Transferability.......................  A-16
               (f)  Non-transferability.........................................  A-16
   7.5         STOCK APPRECIATION RIGHTS ("SAR'S")..............................  A-17
               (a)  Award Agreement.............................................  A-17
               (b)  Grant Prices and Duration of SAR's..........................  A-17
               (c)  Exercise of Tandem SAR's....................................  A-17
               (d)  Exercise of Freestanding SAR's..............................  A-17
               (e)  Payment of SAR Amount.......................................  A-17
               (f)  Rule 16b-3 Requirements.....................................  A-17
               (g)  Non-transferability.........................................  A-18
   7.6         PERFORMANCE UNITS................................................  A-18
               (a)  Award Agreement.............................................  A-18
               (b)  Form and Timing of Payment of Performance Units.............. A-18
               (c)  Non-transferability.........................................  A-18
   7.7         CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES................ A-18

ARTICLE 8 - PERFORMANCE MEASURES................................................  A-19
   8.1         GENERALLY........................................................  A-19
   8.2         PERFORMANCE THRESHOLD............................................  A-19
   8.3         MAXIMUM AWARDS...................................................  A-19
   8.4         PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS...........  A-19
   8.5         PERFORMANCE MEASURES FOR OTHER PARTICIPANTS......................  A-20
   8.6         ADJUSTMENTS......................................................  A-20
   8.7         OTHER CHANGES....................................................  A-20

ARTICLE 9 - BENEFICIARY DESIGNATION............................................  A-20

ARTICLE 10 - DEFERRALS AND SPECIAL AWARDS/GRANTS...............................  A-21
   10.1        BY EMPLOYEES....................................................  A-21
   10.2        BY NON-EMPLOYEE DIRECTORS.......................................  A-21
   10.3        SPECIAL AWARDS/GRANTS...........................................  A-21

ARTICLE 11 - CHANGE IN CONTROL.................................................  A-21
   11.1        TREATMENT OF OUTSTANDING AWARDS.................................  A-21
   11.2        ACCELERATION OF AWARD VESTING...................................  A-22
   11.3        OPTIONAL GROSS-UP FOR EXCISE TAXES..............................  A-22
   11.4        TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL
               PROVISIONS......................................................  A-22

ARTICLE 12 - AMENDMENT, MODIFICATION, AND TERMINATION..........................  A-22
   12.1        GENERALLY.......................................................  A-22
   12.2        OUTSTANDING AWARDS..............................................  A-22
   12.3        COMPLIANCE WITH CODE SECTION 162(M).............................  A-22

ARTICLE 13 - WITHHOLDING.......................................................  A-23
   13.1        TAX WITHHOLDING.................................................  A-23
   13.2        SHARE WITHHOLDING...............................................  A-23

ARTICLE 14 - INDEMNIFICATION...................................................  A-23
   14.1        GENERALLY.......................................................  A-23
   14.2        NON-EXCLUSIVITY.................................................  A-23

ARTICLE 15 - LEGAL CONSTRUCTION................................................  A-23
   15.1        SEVERABILITY....................................................  A-23
   15.2        REQUIREMENTS OF LAW.............................................  A-23
   15.3        SECURITIES LAW COMPLIANCE.......................................  A-24
   15.4        SUCCESSORS                                                        A-24
   15.5        GOVERNING LAW...................................................  A-24

BROWN-FORMAN OMNIBUS COMPENSATION PLAN

Unless the context clearly requires otherwise, references to "Sections" and "Articles" are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.


ARTICLE 1 - ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT: Brown-Forman Corporation, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Brown-Forman Omnibus Compensation Plan" (the "Plan"), as set out in this document. The Plan permits the Plan Administrator to grant Awards (as defined below).

1.2  OBJECTIVES: The Plan's objectives are:

     (a) to optimize the Company's profitability and growth through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's shareholders;

     (b) to provide Participants with an incentive for excellence in individual performance;

     (c) to promote teamwork among Participants;

     (d) to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and

     (e) to allow Participants to share in the Company's success.

1.3  DURATION: Subject to:

     (a) approval by the Company's shareholders; and

     (b) the Board's right to amend or terminate the Plan at any time pursuant to Article 12,

     the Plan shall take effect as of the Effective Date, and remain in effect until Participants have bought or acquired all Shares subject to the Plan. The Plan Administrator may not, however, grant any Awards under the Plan on or after April 30, 2005.


ARTICLE 2 - DEFINITIONS

     Whenever used in the Plan, the following terms shall have the following meanings:

2.1  "ANNUAL INCENTIVE AWARD" means a short-term incentive Award granted under
     Article 6.

2.2 "AWARD" means, individually or collectively, a grant under this Plan of Annual Incentive Awards and/or Long Term Incentive Awards.

2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms applicable to Awards granted under this Plan.

2.4 "AWARD OPPORTUNITY" means the total Award which a Participant may earn under the Plan, as established by the Plan Administrator.

2.5 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.6  "BOARD" means the Company's board of directors.

2.7 "CHANGE IN CONTROL" of the Company means, and shall be deemed to have occurred upon, any of the following events:

     (a) a merger, consolidation, or other reorganization of the Company in which one or both classes of outstanding Common Stock are converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (other than a direct or indirect wholly owned Company subsidiary), cash, or other property;

     (b) a sale, lease, or exchange of all or substantially all of the Company's assets to any other corporation or entity (other than a direct or indirect wholly owned Company subsidiary);

     (c) the adoption by the Company's shareholders of a plan of liquidation and dissolution; or

     (d) as a result of or in connection with a contested election of directors, the persons who were Directors before such election cease to comprise a Board majority.

2.8  "CODE" means the Internal Revenue Code of 1986.

2.9 "COMPANY" means Brown-Forman Corporation, a Delaware corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in Section 15.4.

2.10 "DESIGNATED EXECUTIVE OFFICERS" means those Executive Officers designated by the Plan Administrator whose Awards will comply with Code Section 16.2(m).

2.11 "DIRECTOR" means any individual who is a Board member.

2.12 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

2.13 "EFFECTIVE DATE" means May 1, 1994.

2.14 "EMPLOYEE" means any non-union employee of the Company.

2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934.

2.16 "EXECUTIVE OFFICER" means an Employee whom the Board has determined is an "officer" as defined in Rule 16a-1(f) under the Exchange Act, as of the date of vesting and/or payout of an Award, as applicable. Executive Officers are those Employees who are required to file reports of changes in beneficial ownership of Shares with the Securities and Exchange Commission on Forms 4 and 5.

2.17 "FAIR MARKET VALUE" means the closing sale price on the principal securities exchange on which the Shares are traded on the relevant date (or, if no Shares traded on the relevant date, the last previous day on which a sale was reported).

2.18 "FREESTANDING SAR" means an SAR granted independently of any Options, as described in Section 7.5.

2.19 "INCENTIVE STOCK OPTION" or "ISO" means an option to buy Shares granted under Section 7.4 which is designated an Incentive Stock Option and which is intended to meet the requirements of Code Section 4.22.

2.20 "INDEXED OPTION" means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index.

2.21 "INSIDER" means an individual who is, on the relevant date, an officer, Director or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 1.2 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.22 "LONG TERM INCENTIVE AWARD" means a long term incentive Award granted under
     Article 7.

2.23 "MARKET VALUE UNIT" or "MVU" means an Award, designated as an MVU, granted pursuant to Section 7.3.

2.24 "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

2.25 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to buy Shares granted under Section 7.4 which is not intended to meet the requirements of Code
     Section 4.22.

2.26 "OPTION" means an Incentive Stock Option, Indexed Option or a Nonqualified Stock Option, as described in Section 7.4.

2.27 "OPTION PRICE" means the price at which a Participant may buy a Share under an Option.

2.28 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "PARTICIPANT" shall not include Non-employee Directors.

2.29 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 16.2(m).

2.30 "PERFORMANCE PERIOD" means such period of time as determined by the Plan Administrator.

2.31 "PERFORMANCE UNIT" means an Award granted to a Participant as described in Section 7.6.

2.32 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in
     Section 7.2.

2.33 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.34 "PLAN ADMINISTRATOR" means:

     (a) for Designated Executive Officers, the Board's Compensation Committee; and

     (b) for all other Participants, such other persons or committees appointed by the Board or the Compensation Committee, to administer the Plan with respect to grants of Awards.

2.35 "PLAN YEAR" means the Company's Fiscal Year.

2.36 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
     Section 7.2.

2.37 "RETIREMENT" shall have the meaning ascribed to such term in the Participant's governing Company sponsored retirement plan.

2.38 "SHARES" means the shares of the Company's Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

2.39 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 7.5.

2.40 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Plan Administrator designates as a participating entity in the Plan.

2.41 "TANDEM SAR" means an SAR granted in connection with a related Option pursuant to Section 7.5. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

2.42 "TARGET INCENTIVE AWARD" is defined in Section 5.7(c).

Additional definitions related to performance measures appear in Section 8.4.


ARTICLE 3 - ADMINISTRATION

3.1  THE PLAN ADMINISTRATOR:

     (a) Disinterested Administration: For Executive Officers, the Plan Administrator shall be a committee comprising Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act. If for any reason such committee does not qualify to administer the Plan as contemplated by Rule 16b-3(c)(2) of the Exchange Act, however, the Board may appoint a new committee so as to comply with Rule 16b-3(c)(2).

     (b) Code Compliance: Awards to Designated Executive Officers must be administered by a committee that consists of members who are "outside directors" under Code Section 16.2(m).

     (c) Awards to Participants other than Executive Officers: For Participants other than Executive Officers, the Plan Administrator shall be the Board's Management Compensation Review Committee, with the assistance of the Corporate Compensation Department, or such other committees, corporate departments, or persons as the Board may from time to time determine.

3.2 AUTHORITY: Except as limited by law or by the Company's Certificate of Incorporation or By-laws, and subject to the Plan's terms, the Plan Administrator shall have full power to:

     (a)  select Participants;

     (b) name Designated Executive Officers;

     (c) determine the sizes and types of Awards;

     (d) determine the terms and conditions of Awards in a manner consistent with the Plan;

     (e) construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees;

     (f) establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees;

     (g) (subject to Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the Plan Administrator's discretion;

     (h) determine the length of the Performance Period for Executive Officers;

     (i) determine the length of the Performance Period(s); and

     (j) make all other determinations which may be necessary or advisable to administer the Plan as it applies to Employees.

3.3 DECISIONS BINDING: All determinations and decisions made by the Plan Administrator pursuant to the Plan and all related Board orders and resolutions shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.


ARTICLE 4 - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 SHARES AVAILABLE FOR GRANTS: Subject to adjustment as provided in Section 44, the number of Shares or share equivalents (award units whose underlying value is based on Shares) reserved for issuance to Participants under the Plan shall be 1,500,000.

4.2 DESIGNATED EXECUTIVE OFFICER MAXIMUMS: Unless and until the Plan Administrator determines that an Award to a Designated Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:

     (a) Shares: For any Plan Year, any Designated Executive Officer may receive, pursuant to an Award, shares, MVU's, stock options and/or SAR's for no more than 110,000 shares in the aggregate.

     (b) Cash: The maximum aggregate cash award with respect to Annual Incentive Awards in any Plan Year which may be made to any Designated Executive Officer shall be $1,200,000. The maximum aggregate cash award with respect to cash payouts of long term Awards in any Plan Year which may be made to any Designated Executive Officer shall be $700,000.

4.3 LAPSED AWARDS: If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (except the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall be available for the grant of another Award under the Plan, except that this provision shall not be executed to increase the maximum number of authorized shares under Section 4.2(a).

4.4 ADJUSTMENTS IN SHARES AUTHORIZED: If the Company's capitalization changes for a reason such as:

     (a)  a stock split;

     (b) a corporate transaction such as a merger, consolidation, separation (including a spin-off), or other distribution of the Company's stock or property;

     (c) a reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); or

     (d) a partial or complete liquidation of the Company,

     the Plan Administrator shall then adjust the number and class of Shares which may be delivered under Sections 4.1 and 4.2 and the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as it deems appropriate and equitable to prevent dilution or enlargement of rights -- but the number of Shares subject to any Award shall always be a whole number.


ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

5.1 EMPLOYEE ELIGIBILITY: Participation in this Plan is open to all officers and key Employees of the Company, as the Plan Administrator determines, including Employees who are Directors and Employees who reside in countries other than the United States of America.

5.2 NON-EMPLOYEE ELIGIBILITY: Directors who are not Employees may elect to defer compensation as described in Section 10.2, but may not otherwise participate in the Plan.

5.3 ACTUAL PARTICIPATION: The Plan Administrator may from time to time select, from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award.

5.4  EMPLOYMENT:

     (a) Rights Not Affected: Nothing in the Plan shall interfere with or limit in any way the Company's right to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the Company's employ.

     (b) Transfer Not Termination: A transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Plan Administrator may, subject to Section 12.3, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

     (c) No Right to Award: An Employee's status as an Employee confers no right on that Employee to receive an Award under this Plan, or, having received any Award, to receive a future Award.

5.5 PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION: The Plan Administrator may allow Employees other than Designated Executive Officers who become eligible after the Plan Year or Performance Period begins to participate under this Article on a pro rata basis. Such situations include, but are not limited to:

     (a)  new hires;

     (b) the promotion of an Employee from a position which did not previously meet the eligibility criteria; or

     (c) the transfer of an Employee from an affiliate which does not participate in the Plan.

5.6  CHANGE IN POSITION:

     (a) If, during a Plan Year or Performance Period, a Participant other than a Designated Executive Officer changes employment positions to one which corresponds to a level of Award Opportunity different than that existing on the first day of such Plan Year or Performance Period, the Participant's Award Opportunity may be adjusted by the Plan Administrator to reasonably reflect the appropriate level of the Participant's Award Opportunity for the entire Plan Year or Performance Period.

     (b) Except as provided in Section 12.3, the Plan Administrator may not adjust the Award Opportunity of a Designated Executive Officer.

5.7  AWARD OPPORTUNITIES:

     (a) Timing: As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant. As soon as is necessary to comply with Code Section 162(m), the Plan Administrator shall establish an Award Opportunity for each Designated Executive Officer.

     (b) Measures: An Award Opportunity shall be a function of one or more performance measures and goals selected by the Plan Administrator, and shall reflect the Participant's job responsibilities and opportunity and authority to affect overall financial results. For Designated Executive Officers, the Plan Administrator can apply performance measures only as set out in Article 8.

     (c) Alignment: Except as provided by Section 12.3, the Plan Administrator shall align the potential levels of achievement of the performance goals with the Award Opportunities (the "Target Incentive Award"), such that the level of achievement of the pre-established performance goals at the end of the Plan Year or Performance Period will determine the final Award amounts.

5.8  AWARD DETERMINATIONS:

     (a) At the end of each Plan Year or Performance Period, the Plan Administrator shall certify, in writing, the extent to which the performance goals have been achieved for Designated Executive Officers.

     (b) After that, the final Award shall be computed for each Participant as determined by the Plan Administrator according to the pre-established performance measures and goals and the requirements of this Plan.

     (c) Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the applicable pre-established corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

     (d) For Designated Executive Officers, the final Award determination shall be solely a function of the degree to which the pre-established performance measures and goals have been achieved -- but the Plan Administrator may adjust such final Award determinations downward.

ARTICLE 6 - ANNUAL INCENTIVE AWARDS

6.1  PAYMENT OF AWARDS:

     (a) Awards shall be paid in cash within 90 calendar days after the end of each Plan Year.

     (b) No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific Company asset. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.2  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT:

     (a) If a Participant's employment is terminated by reason of Disability, Retirement, involuntary termination other than for cause, or death, the Plan Administrator may prorate the final Award determination made pursuant to Section 5.8. The prorated payout shall be based upon the length of time that the Participant participated in the Plan during the Plan Year and the level of achievement of applicable performance goals. Such prorated Award shall be permitted for Designated Executive Officers only to the extent permitted in Section 12.3.

     (b) The final Award determined pursuant to this Section shall be paid in cash, within 90 calendar days following the end of the Plan Year in which employment termination occurs or such other date as determined by the Plan Administrator.

6.3 TERMINATION OF EMPLOYMENT FOR OTHER REASONS: If a Participant's employment is terminated before the end of the Plan Year for any reason other than those reasons described in Section 6.2 (including for reason of a leave of absence granted by the Company), the Participant shall forfeit all of the Participant's rights to a final Award for the Plan Year then in progress. The Plan Administrator may, however, pay a prorated final Award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Plan Administrator.

     Such prorated Award shall be permitted for Designated Executive Officers only to the extent permitted in Section 12.3.


ARTICLE 7 - LONG TERM INCENTIVE AWARDS

7.1  GENERALLY:

     (a) Grant of Awards: Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, MVU's, Restricted Stock, Freestanding SAR's, Tandem SAR's, Performance Units, cash, or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target, and maximum goals for each type of Award, as it chooses.

     (b) Source of Shares: The source of Shares delivered to Participants under this Plan shall be limited to Shares purchased by the Company from time to time for the purpose of funding the operation of this Plan. The Company shall maintain a separate accounting of Shares purchased for this purpose.

     (c) Termination of Employment: Each Participant's Award Agreement shall set out the extent to which the Participant may (as the case may be):

         (1) receive unvested Restricted Shares;

         (2) receive the value of MVU's or Performance Units;

         (3)  exercise Options;

         (4)  exercise SAR's; or

         (5)  receive payment in cash;

         following termination of employment with the Company and/or its Subsidiaries. If a Designated Executive Officer retires holding Shares of Restricted Stock which qualify for the Performance-Based Exception, however, those Shares shall vest on the schedule set when they were granted and not sooner.

         Such provisions shall be determined in the Plan Administrator's sole discretion, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted or issued pursuant to this Article, and may reflect distinctions based on the reasons for termination of employment.

     (d) Other Restrictions: Subject to Article 8, the Plan Administrator may impose such other conditions and/or restrictions on any Long-Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

  7.2  RESTRICTED STOCK:

     (a) Award Agreement: Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other terms as the Plan Administrator shall determine.

     (b) Non-Transferability: Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant's lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

     (c) Other Restrictions on Restricted Stock:

         (1) The Company shall keep custody of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

         (2) Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         (3) For the Plan Year ending April 30, 1995, the number of shares of Restricted Stock to be awarded under this Section shall not exceed the maximum number that could have been awarded under the Brown-Forman Corporation Restricted Stock Plan in effect on April 30, 1994, and the conditions imposed with respect to such shares shall not result in compensation payable under any Award that exceeds the compensation that would have been payable under the terms of the Brown-Forman Corporation Restricted Stock Plan in effect on April 30, 1994.

     (d) Voting Rights: During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

     (e) Dividends and Other Distributions:

         (1) During the Period of Restriction, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

         (2) Without limiting the generality of the preceding paragraph, if the grant or vesting of Restricted Shares granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

         (3) If any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.3  MARKET VALUE UNITS ("MVU'S"):

     (a) Award Agreement: Each MVU grant shall be evidenced by an Award Agreement that shall specify the duration of the MVU, the number of Shares on which the MVU grant is based, and such other terms as the Plan Administrator shall determine.

     (b) Non-Transferability: Except as provided in this Article, the MVU's granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated until specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant's lifetime, only that Participant may exercise any rights with respect to the MVU's granted to that Participant.

     (c) Dividends and Other Distributions:

         (1) During the MVU's duration, Participants holding MVU's may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

         (2) Without limiting the generality of the preceding paragraph, if the grant or vesting of MVU's granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such MVU's, such that the dividends and/or the MVU's maintain eligibility for the Performance-Based Exception.

         (3) If any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the duration of the MVU's with respect to which the dividend is paid.

     (d)  Payment of MVU Amount:

         (1) Upon vesting of MVU's, a Participant shall be entitled to receive payment from the Company for the Fair Market Value of a Share multiplied by the number of MVU's vesting.

         (2) The Plan Administrator may allow for payment upon MVU vesting to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

7.4  STOCK OPTIONS:

     (a) Award Agreement: Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option's duration, the number of Shares to which the Option pertains, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option, or an NQSO, and what Performance Period (if any) applies. Even if an option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO's are exercisable for the first time by any Participant exceeds $100,000.

     (b) Option Price and Duration: The Option Price for each grant of an Option under this Plan shall be at least 100% of the Fair Market Value of a Share on the date the Option is granted. Options may be Indexed Options. Each Option granted to an Employee shall expire as the Plan Administrator shall determine at the time of grant -- but no Option shall be exercisable later than the tenth anniversary of its grant.

     (c) Exercise of Options: Options granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

     (d) Payment:

         (1) Options granted under this Section shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         (2) The Option Price upon exercise of any Option shall be payable to the Company in full either:

             (A)  in cash or its equivalent, or

             (B) by tendering previously acquired Shares having an aggregate
                 Fair Market Value at the time of exercise equal to the total Option Price (but only if the Shares which are tendered have been held by the Participant for at least six months before their tender to satisfy the Option Price); or

             (C)  by a combination of (A) and (B).

         (3) The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator determines to be consistent with the Plan's purpose and applicable law.

         (4) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

     (e) Restrictions on Share Transferability: The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     (f) Non-transferability: During a Participant's lifetime, only the Participant may exercise any Option granted to such Participant. Participants may not sell, pledge, assign, or otherwise alienate their Options. Participants may transfer Options only by will or by the laws of descent and distribution.

  7.5  STOCK APPRECIATION RIGHTS ("SAR'S"):

     (a) Award Agreement: Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SAR's duration, and such other terms as the Plan Administrator shall determine.

     (b) Grant Prices and Duration of SAR's: The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of the SAR grant. The grant price of Tandem SAR's shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator -- but such term shall not exceed ten years.

     (c)  Exercise of Tandem SAR's:

         (1) Tandem SAR's may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         (2) Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

             (A) the Tandem SAR will expire no later than the expiration of the underlying ISO;

             (B) the payout value with respect to the Tandem SAR may not exceed
                 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

             (C) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     (d) Exercise of Freestanding SAR's: Freestanding SAR's may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them.

     (e)  Payment of SAR Amount:

         (1) Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

             (A) the difference between the Fair Market Value of a Share on the date of exercise and the grant price; by

             (B) the number of Shares with respect to which the SAR is
                 exercised.

         (2) The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

     (f) Rule 16b-3 Requirements: Notwithstanding any other Plan term, the Plan Administrator may impose such conditions on exercise of an SAR (including limiting the exercise to specified periods) as may be required to comply with Section 16 of the Exchange Act.

  (g) Non-transferability: Except as otherwise provided in an Award Agreement:

         (1) During a Participant's lifetime, only the Participant may exercise any SAR granted to such Participant.

         (2) Participants may not sell, pledge, assign, or otherwise alienate their SAR's.

         (3) Participants may transfer SAR's only by will or by the laws of descent and distribution.

7.6  PERFORMANCE UNITS:

     (a) Award Agreement: Each Performance Unit grant shall be evidenced by an Award Agreement specifying an initial value for each Performance Unit as of its grant date, as well as performance goals which will determine the number and/or value of Performance Units that will be paid out to the Participant at the end of the Performance Period. Performance goals may be based on the performance of: the Company; its Shares; any of its divisions, subsidiaries, or other business units; or any combination of such performance measures.

     (b) Form and Timing of Payment of Performance Units:

         (1) The Plan Administrator may allow for payment of Performance Units to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

         (2) Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable Performance Period.

         (3) The Plan Administrator may allow Participants to elect to defer the receipt of Performance Unit payouts upon such terms as the Plan Administrator deems appropriate, as long as Participants make such deferral elections before the relevant Performance Period begins.

     (c) Non-transferability: Except as otherwise provided in an Award
         Agreement:

         (1) During a Participant's lifetime, only the Participant or the Participant's legal representative may exercise any Plan rights related to Performance Units.

         (2) Participants may not sell, pledge, assign, or otherwise alienate their Performance Units.

         (3) Participants may transfer Performance Units only by will or by the laws of descent and distribution.

7.7 CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES: The Plan Administrator may allow for payment of a Long Term Incentive Award otherwise payable in Shares to be paid in cash. Such a cash equivalent Award shall be:

     (a) computed as the value of the Participant's long-term bonus opportunity at the end of the Performance Period, adjusted for the actual performance results; and

     (b) paid to the Participant one year after the end of the Performance
         Period.

ARTICLE 8 - PERFORMANCE MEASURES

8.1  GENERALLY: As soon in each Fiscal Year as is necessary to comply with Code
     Section 162(m), the Plan Administrator shall establish performance goals for each Plan Year and Performance Period for each type of Award to be awarded or granted under this Plan. The goals may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan -
     - but all such goals applicable to Designated Executive Officers shall qualify for the Performance-Based Exception under Code Section 162(m) unless and until the Plan Administrator determines that, pursuant to
     Section 12.3, one or more Award need not qualify for the Performance-Based Exception.

8.2 PERFORMANCE THRESHOLD: The Plan Administrator may establish minimum levels of performance which must be achieved during a Plan Year or Performance Period before any Awards shall be paid to Participants. Such minimum levels of performance may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan. The Plan Administrator will certify in writing prior to grant or payment of any Award to a Designated Executive Officer that the performance goals and other material terms of the Award were satisfied, to the extent such certification is required by the Performance-Based Exception.

8.3 MAXIMUM AWARDS: Subject to Section 4.1, the Plan Administrator may establish guidelines governing the maximum Awards that Participants may earn (either in the aggregate, by employee class, or among individual Participants) during each Plan Year or Performance Period. Such guidelines may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan. Subject to Sections 4.1 and 4.2, the Plan Administrator will establish a Maximum Award for each type of Award granted to a Designated Executive Officer for each Plan Year or Performance Period.

8.4 PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS: Unless and until the Plan Administrator proposes for shareholder vote and shareholders approve a change in the general performance measures set out in this Article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Designated Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be based on one or more of the following alternatives, as chosen by the Plan Administrator, except that, unless otherwise required to satisfy the Performance-Based Exception, the Plan Administrator shall not be required to establish performance measures with respect to the grant of a stock option or SAR if the exercise price equals or exceeds the Fair Market Value of the underlying Shares on the date of grant:

     (a) "EARNINGS PER SHARE," as reported in the Company's annual report, adjusted to reflect predetermined excluded items pre-established pursuant to Code Section 162(m).

     (b) "ECONOMIC VALUE ADDED" is a measure based on Adjusted Net Income, for the Plan Year or Performance Period, minus the cost of Average Capital Employed. For the purposes of this definition:

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

         (1) Adjusted Net Income is defined to mean after-tax net income adjusted for after-tax interest income and expense and any other predetermined excluded items pre-established pursuant to Code
             Section 162(m); and

         (2) Average Capital Employed is defined to mean total assets, reduced by non-interest bearing liabilities and any other predetermined excluded items pre-established pursuant to Code Section 162(m), averaged over an appropriate period.

     (c) "RETURN ON INVESTMENT" is a measure based on Bonus Operating Income, after tax, divided by Average Invested Capital. For the purposes of this definition:

         (1) Bonus Operating Income is defined to mean operating income adjusted for managerial bonus expense and any other predetermined excluded items pre-established pursuant to Code Section 162(m); and

         (2) Average Invested Capital is defined to mean total assets reduced by non-interest bearing liabilities and any other predetermined excluded items pre-established pursuant to Code Section 162(m), averaged over an appropriate period.

         Economic Value Added and Return on Investment may be based on the performance of the Company or on one or more of its subsidiaries, divisions, or other business units.

8.5 PERFORMANCE MEASURES FOR OTHER PARTICIPANTS: For Participants other than Designated Executive Officers, the Plan Administrator may approve and adopt either the performance measures set out in Section 8.4 or other performance measures without obtaining shareholder approval.

8.6 ADJUSTMENTS: The Plan Administrator may adjust the compensation payable upon the attainment of the pre-established performance goals, but the Plan Administrator may not adjust upward any Awards which are designed to qualify for the Performance-Based Exception, and which are held by Designated Executive Officers.

8.7 OTHER CHANGES: If applicable tax and/or securities laws change to permit Plan Administrator discretion to change the governing performance measures without obtaining shareholder approval of such changes, the Plan Administrator may make such changes without obtaining shareholder approval. In addition, if the Plan Administrator determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Plan Administrator may make such grants without satisfying the requirements of Code Section 162(m).


ARTICLE 9 - BENEFICIARY DESIGNATION

9.1 Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

9.2 Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

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

9.3 Absent such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.


ARTICLE 10 - DEFERRALS AND SPECIAL AWARDS/GRANTS

10.1 BY EMPLOYEES: The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock or MVU's. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the provisions of Code Section 162(m) where applicable.

10.2 BY NON-EMPLOYEE DIRECTORS: Each non-Employee Director may elect to receive payment in Shares for all or any part of Director's retainer and/or committee fees for service on the Board and any of its committees. The amount of Shares then issuable shall be based on their Fair Market Value on the dates such retainer fees are otherwise due and payable to the non-Employee Director. The Company shall deliver certificates evidencing such Shares promptly following such date. An election under this Section must be delivered in writing to the Company's Secretary at least six months before the payment date, and must be irrevocable.

10.3 SPECIAL AWARDS/GRANTS: The Plan Administrator may, in its discretion, approve a grant of Options, MVU's, Restricted Stock, Freestanding SAR's, cash and/or Tandem SAR's to an employee as may be recommended, from time to time.


ARTICLE 11 - CHANGE IN CONTROL

11.1 TREATMENT OF OUTSTANDING AWARDS: Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SAR's granted shall become immediately exercisable, and shall remain exercisable throughout their entire term.

     (b) Any restriction periods and restrictions imposed on Restricted Shares or MVU's shall lapse.

     (c) The target payout opportunities attainable under all outstanding Awards shall be deemed to have been earned through the effective date of the Change in Control. The vesting of all Awards shall be accelerated as of the effective date of the Change in Control, and the Company shall pay out in cash to Participants within 30 days following the effective date of the Change in Control a pro rata portion of all targeted cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date; provided, however, that no payouts will be accelerated based on Awards granted less than six months before the effective date of the Change in Control.

     (d) Subject to Article 12, the Plan Administrator may modify the Awards as determined by the Plan Administrator to be appropriate before the effective date of the Change in Control.

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

11.2 ACCELERATION OF AWARD VESTING: Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

11.3 OPTIONAL GROSS-UP FOR EXCISE TAXES: If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if the Company or any of its Subsidiaries pays amounts after there has been a Change in Control) are deemed to be "excess parachute payments" within the meaning of Code Section 280G(b)(1), the Plan Administrator may, in its sole discretion, provide in the Award Agreement that the Company shall pay to such Participant, in addition to any other amounts the Participant may be entitled to receive pursuant to this Plan, an amount which after all Federal, state, and local taxes (of whatever kind) imposed on the Participant with respect to such amount are subtracted therefrom, equals the excise taxes imposed on such excess parachute payments under Code
     Section 4999.

11.4 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS:
     Notwithstanding any other Plan term or any Award Agreement term, this Article may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award already granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards -- but the Board, upon recommendation of the Plan Administrator, may terminate, amend, or modify this Article at any time and from time to time before the date of a Change in Control.


ARTICLE 12 - AMENDMENT, MODIFICATION, AND TERMINATION

12.1 GENERALLY:

     (a) The Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part -- but no amendment needing shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act shall be effective unless such amendment shall be approved by the requisite vote of Company shareholders entitled to vote on it.

     (b) The Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

12.2 OUTSTANDING AWARDS: No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Award under the Plan without the written consent of the Participant holding such Award.

12.3 COMPLIANCE WITH CODE SECTION 162(M): At all times when Code Section 162(m) applies, all Awards granted to Designated Executive Officers under this Plan shall comply with its requirements, unless the Plan Administrator expressly determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan. In addition, such Award(s) need not comply if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, in which case the Plan Administrator may, subject to this Article, make any adjustments it deems appropriate. However, an Award made available for grant to a Designated Executive Officer as performance-based cannot be replaced by a non-performance-based Award if performance goals are not achieved, nor can the characterization

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

     of an Executive Officer as a Designated Executive Officer, once made, be changed for a given Performance Period.


ARTICLE 13 - WITHHOLDING

13.1 TAX WITHHOLDING: The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2 SHARE WITHHOLDING: With respect to withholding required upon the exercise of Options or SAR's, upon the lapse of restrictions on Restricted Stock, the payment of MVU's, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant, and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.


ARTICLE 14 - INDEMNIFICATION

14.1 GENERALLY: The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit, or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company's approval, or paid by such Director in satisfaction of any judgment in any such action, suit, or proceeding against such Director -- but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

14.2 NON-EXCLUSIVITY: This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


ARTICLE 15 - LEGAL CONSTRUCTION

15.1 SEVERABILITY: If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.2 REQUIREMENTS OF LAW: The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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

15.3 SECURITIES LAW COMPLIANCE: With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3. To the extent any Plan provision or action by the Plan Administrator fails to so comply, it shall be deemed void, to the extent permitted by law and deemed advisable by the Plan Administrator.

15.4 SUCCESSORS: All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Company's business and/or assets.

15.5 GOVERNING LAW: To the extent not preempted by Federal law, the Plan, and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.

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